Exhibit 99.3

Casita Inc
PRO-FORMA FINANCIAL STATEMENTS
September 30, 2009
(Unaudited)

Casita Inc

CONTENTS

PAGE	1	PRO-FORMA COMBINED BALANCE SHEET AT SEPTEMBER 30, 2009, (Unaudited)

PAGE	2	PRO-FORMA COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTMEBER 30, 2009 (Unaudited)

PAGE	3	SIGNIFICANT NOTES AND ASSUMPTIONS TO PRO-FORMA COMBINED FINANCIAL STATEMENTS (Unaudited)

Casitas Inc Pro Forma Combined Balance Sheet September 30, 2009 (Unaudited)

				Pro Forma Adjustments
ASSETS	Envision Solar Interantional, Inc	Casita, Inc		Dr	Cr	Pro Forma

Current Assets
Cash and Cash Equivalents	20,376	165	(1)		165	20,376
Trade Accounts Receivable	39,488					39,488
Costs in excess of billings on uncompleted contracts	14,254					14,254
						-
Total Current Assets	74,118	165				74,118

Other Assets
Net Property, Plant and Equipment	313,700					313,700
Deposits	33,390					33,390
Total Other Assets	347,090					347,090

Total Assets	421,208	165				421,208

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	1,122,545	100	(1)	100		1,122,545
Accounts Payable-related party	1,168					1,168
Accrued expenses	415,245					415,245
Sales tax Payable	36,828					36,828
Billings in excess of costs on uncompleted contracts	125,324					125,324
Niotes Payable Officer	34,204					34,204
Note Payable net of discount	452,377					452,377
Note Payable-Evey	100,000					100,000
Loan Paayble Director		18,145	(1)	18,145		-

Total Current Liabilities	2,287,691	18,245				2,287,691

Total Liabilities	2,287,691	18,245				2,287,691

Stockholders' Equity
Common stock	5,048,852	9,000	(2)	5,013,852		39,000
			(1)	5,000

Additional Paid-In Capital	9,807,150	27,000	(1)		23,080	14,817,002
			(2)		4,959,772

Accumulated deficit	(16,722,485)	(54,080)	(2)		54,080	(16,722,485)

Total Stockholders' Equity	(1,866,483)	(18,080)				(1,866,483)

Total Liabilities and Stockholders' Equity	421,208	165				421,208

See Summary of Significant Notes and Assumptions to Pro Forma Financial Statements

Casita Inc Proforma Statement of Operations Nine Months Ended September 30, 2009 (Unaudited)

				Pro Forma Adjustments		Nine Months Ended
	Historical			Dr	Cr	September 30, 2009
	Envision Solar International Inc	Casita, Inc				Pro Forma

Revenues	$715,522	$-				$715,522

Cost of Sales						-
Materials	-					-
Consultants	331,647					331,647
Desgin	9,900					9,900
Subcontractors	-					-
Other Cost of Revenues	24,869					24,869

Total Cost of Revenues	366,416	-				366,416

Gross Profit	349,106	-				349,106

Selling, General and Administrative Expenses	3,549,654	12,542	(3)		12,542	3,549,654

Net Operating Income (loss)	(3,200,548)	(12,542)				(3,200,548)

Other Inceom (Expense)
Other Income	33,692					33,692
Interest Expense	(387,604)					(387,604)
Total Other Income (Expense)	(353,912)	-				(353,912)

Income (Loss) Before Income Tax Expense	(3,554,460)	(12,542)				(3,554,460)

Income Tax Expense	3,219					3,219

Net Income (Loss)	$(3,557,679)	$(12,542)				$(3,557,679)

See Summary of Significant Notes and Assumptions to Pro Forma Financial Statements

Casita Inc.
SIGNIFICANT NOTES AND ASSUMPTIONS TO PRO-FORMA FINANCIAL STATEMENTS
(Unaudited)

(1)
The accompanying unaudited pro-forma financial information reflects the financial statements of Casita, Inc. and Envision Solar International, Inc. regarding a planned acquisition of Envision Solar International, Inc. The pro-forma adjustments to the balance sheet give effect to the acquisition as if it occurred on September 30, 2009 and the pro-forma statement of operations gives effect to the acquisition as if it occurred on January 1, 2009.  The acquisition is treated as a recapitalization of Envision Solar International, Inc. since Casita Inc. is an inactive publicly held corporation and the stockholders of Envision Solar International, Inc. will obtain a controlling 67% interest in the voting common stock of Casita Inc. as a result of the acquisition.  Accordingly, the assets and liabilities of Casita Inc. are recorded at their historical cost on the books of Envision Solar International, Inc with a balancing charge to additional paid-in capital.  In addition, the common stock issued to the Envision Solar International, Inc. stockholders is recorded as common stock at par value with a balancing charge to additional paid-in capital.  Under recapitalization accounting, the historical results of operations are those of Envision Solar International, Inc. and the results of operations of Casita, Inc. are included only from the acquisition date.

(2)
Significant assumptions include (a) the stock holders of Envision Solar International, Inc. are issued 8,000,000 new Casita Inc. common shares,  (b) a transfer of all assets and liabilities of Casita, Inc. to its wholly owned subsidiary, Casita Enterprise Holdings, Inc. (“Splitco”) and then transfer of all common shares of Splitco to certain former shareholders of Casita, Inc. in exchange for the cancellation of 5,000,000 common shares of Casita, Inc. by such shareholders  (c) Casita, Inc forward splits its common stock by  3.25 (d)  no operations of Casita Inc.. are included from the acquisition date since it is assumed that if Envision Solar International, Inc. obtained control of Casita Inc on January 1, 2009 the operations of Casita, Inc. would have ceased at that time.  In addition, no transactions that may have occurred subsequent to September 30, 2009 have been considered.

(3)	The following reflect the pro forma adjustments as of September 30, 2009

First adjustment is to reflect the split off and to reflect the related cancellation of 5,000,000 outstanding shares of common stock with a par value of $.001.

Accounts Payable	$100
Loan Payable Director	$18,145
Common Stock	$5,000
Additional Paid in Capital		$23,080
Cash		$165

Casita Inc.
SIGNIFICANT NOTES AND ASSUMPTIONS TO PRO-FORMA FINANCIAL STATEMENTS
(Unaudited)

The second adjustment is to reflect the issuance of 8,000,000 common shares to Envision Solar International, Inc. and adjustment of the common stock to 39,000,000 shares outstanding and to eliminate the accumulated deficit of Casita, Inc.

Common Stock	$5,013,852
Accumulated Deficit		$54,080
Additional Paid in Capital		$4,959,772

The third adjustment removes the operations of Casita, Inc. from January 1, 2009.